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                                                                     Exhibit 2.1







                            STOCK PURCHASE AGREEMENT

                                      AMONG

                             VAOW ACQUISITION CORP.

                                PETER PORATH AND

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.

                       VACATION OWNERSHIP MARKETING, INC.

                              DATED AUGUST 27, 2001


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                                TABLE OF CONTENTS

ARTICLE I         DEFINITIONS                                                  1

         1.1      Definitions                                                  1

ARTICLE II        SALE AND PURCHASE OF SHARES                                  6

         2.1      Sale and Purchase of Shares                                  6

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  AND OF THE COMPANY                                           6

         3.1      Due Incorporation; No Subsidiaries                           6
         3.2      Due Authorization                                            7
         3.3      Consents and Approvals                                       8
         3.4      Compliance With Securities Laws                              9
         3.5      Capitalization                                              10
         3.6      Financial Statements; Undisclosed Liabilities               11
         3.7      No Adverse Effects or Changes                               11
         3.8      Title to Properties                                         12
         3.9      Condition and Sufficiency of Assets                         13
         3.10     Leased Real Property                                        13
         3.11     Personal Property                                           14
         3.12     Inventories                                                 15
         3.13     Accounts Receivable and Advances                            15
         3.14     Intellectual Property                                       15
         3.15     Contracts                                                   16
         3.16     Permits                                                     17
         3.17     Insurance; Claims                                           17
         3.18     Employee Benefits                                           18
         3.19     Employment and Labor Matters                                20
         3.20     Taxes                                                       21
         3.21     Environmental Matters                                       22
         3.22     Litigation                                                  23
         3.23     No Conflict of Interest                                     24
         3.24     Bank Accounts; Holders of Powers of Attorney                24
         3.25     Customers, Suppliers, Etc.                                  24
         3.26     Claims Against the Seller, Officers
                  and Directors of the Company, and other Persons             25
         3.27     Improper and Other Payments                                 25
         3.28     Due Diligence Materials                                     25
         3.29     No Defaults or Violations                                   25
         3.30     Accuracy of Statements                                      26
         3.31     Investigation                                               26



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ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE BUYER                 27

         4.1      Due Incorporation                                           27
         4.2      Due Authorization                                           27
         4.3      Consents and Approvals;
                  Authority Relative to this Agreement                        27

ARTICLE V         COVENANTS                                                   28

         5.1      Implementing Agreement                                      28
         5.2      Access to Information and Facilities                        28
         5.3      Preservation of Business                                    29
         5.4      Consents and Approvals                                      30
         5.5      Maintenance of Insurance                                    31
         5.6      Resignation of Officers and Directors                       31
         5.7      Bank Accounts                                               31
         5.8      Supplemental Information                                    31
         5.9      Non-competition                                             32
         5.10     Exclusivity                                                 33
         5.11     Use of Name                                                 33
         5.12     Tax Indemnity                                               33
         5.13     Termination of Certain Agreements                           34
         5.14     Seller not to Inhibit                                       34


ARTICLE VI        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER            34

         6.1      Warranties True as of Both Present Date and Closing Date    34
         6.2      Compliance with Agreements and Covenants                    34
         6.3      Consents and Approvals                                      35
         6.4      Expiration of HSR Waiting Period (if any)                   35
         6.5      Documents                                                   35
         6.6      Opinion of Counsel                                          35
         6.7      Accountant's Letter                                         37
         6.8      Delivery of Exhibits                                        38
         6.9      No Adverse Change                                           38
         6.10     Actions or Proceedings                                      38
         6.11     Obtainment of Financing                                     38



ARTICLE VII       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER           39

         7.1      Warranties True as of Both Present Date and Closing Date    39



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         7.2      Compliance with Agreements and Covenants                    39
         7.3      Expiration of HSR Waiting Period (if any)                   39
         7.4      Documents                                                   39
         7.5      Actions or Proceedings                                      39
         7.6      Consents and Approvals                                      40

ARTICLE VIII      THE CLOSING                                                 40

         8.1      The Closing                                                 40
         8.2      Deliveries by the Seller                                    40
         8.3      Deliveries by the Buyer                                     41

ARTICLE IX        TERMINATION                                                 42

         9.1      Termination                                                 42
         9.2      Effect of Termination                                       42

ARTICLE X         INDEMNIFICATION                                             42

         10.1     Survival                                                    42
         10.2     Indemnification by Sellers                                  43
         10.3     Claims                                                      43
         10.4     Notice of Third-Party Claims; Assumption of Defense         44
         10.5     Settlement or Compromise                                    45
         10.6     Failure of Indemnifying Person to Act                       45
         10.7     Claims Against Escrow                                       45
         10.8     Tax Character                                               45

ARTICLE XI        MISCELLANEOUS                                               46

         11.1     Expenses                                                    46
         11.2     Amendment                                                   46
         11.3     Notices                                                     46
         11.4     Effect of Investigation                                     48
         11.5     Waivers                                                     48
         11.6     Counterparts                                                48
         11.7     Interpretation                                              48
         11.8     Assignment                                                  49
         11.9     No Third-Party Beneficiaries                                49
         11.10    Publicity                                                   49



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         11.11    Liquidated Damages                                          49
         11.12    Further Assurances                                          50
         11.13    Severability                                                50
         11.14    Remedies Cumulative                                         50
         11.15    Entire Understanding                                        50
         11.16    Brokers                                                     50
         11.17    Applicable Law; Resolution of Disputes; Venue               50
         11.18    Jurisdiction of Disputes; Waiver of Jury Trial              51






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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made this __________day of August, 2001, by and among VAOW Acquisition Corp., a Delaware corporation (the "Buyer"); Vacation Ownership Marketing, Inc., a Delaware corporation ("VAOW" or the "Company"); Peter Porath, an individual, Ann Porath, an Individual, and Prime Rate Income & Dividend Enterprises, Inc. (individually, a "Seller", collectively, the "Sellers"), being the majority Shareholders of the Company.

                               W I T N E S S E T H

         WHEREAS, the Buyer wishes to purchase from Seller, and Seller wishes to sell to the Buyer, shares of the securities of the Company owned by him.

                          N O W   T H E R E F O R E ,


         In consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 DEFINITIONS.

         The following terms shall have the following meanings for the purposes of this Agreement:

"Affiliate" means, with respect to any specified Person,

         (a) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person;

         (b) any other Person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities of the specified Person or a Person described in clause (a) of this paragraph;

         (c) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; or

         (d) any relative or spouse of the specified Person or any of the foregoing Persons.

"Auditors" means Miller and McCollom, Certified Public Accountants, 7400 West 14th Avenue, Lakewood, Colorado 80215, Telephone: (303) 337-3077, Facsimile:
(303) 232-4856.


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"Business Day" means any day of the year other than

         (a) any Saturday or Sunday, or

         (b) any day which is a Legal Holiday as declared to be such by federal law.

"Buyer Confidential Information" means all confidential information concerning the Buyer or its Affiliates that

         (a) is not and has not become ascertainable or obtainable from public or published information,

         (b) is not received from a third party or is received from a third party pursuant to the authorization of the Buyer,

         (c) was not in the Company's or in the Seller's possession prior to disclosure thereof to the Seller or the Company in connection with the transactions contemplated herein, and

         (e) was not independently developed by the Company or by the Seller.

"Cash Amounts" has the meaning set forth in SECTION 2.1(B).

"Claim" has the meaning set forth in SECTION 10.2.

"Closing" means the consummation(s) of the transactions contemplated herein.

"Closing Date" means the date on which the Closing occurs.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Company Confidential Information" means all confidential information concerning the Company or its Affiliates that

         (a) is not and has not become ascertainable or obtainable from public or published information,

         (b) is not received from a third-party or is received from a third-party pursuant to the authorization of the Company or the Seller in connection with the Buyer's due diligence review of the Company,

         (c) was not in the Buyer's possession prior to disclosure thereof to the Buyer in connection with the transactions contemplated herein, and

         (d) was not independently developed by the Buyer.

"Company Adverse Change" means a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company which the Buyer deems to be adverse.

"Company Adverse Effect" means an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company which the Buyer deems to be adverse.

"Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement,




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indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral.

"Dollars" or numbers preceded by the symbol "$" means amounts in United States Dollars.

"Environmental Law" means any law which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986 (together, as amended, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar federal, state or local Law.

"Environmental Permit" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Account" means the escrow account established pursuant to the terms of the Escrow Agreement.

"Escrow Agent" means Ann Porath, Esq., under the terms of the Escrow Agreement, or any successor.

"Escrow Agreement" means the Escrow Agreement and Instructions dated as of August 24, 2001, by and among the Buyer, the Seller and the Escrow Agent.

"Escrow Fund" means the funds paid into the Escrow Account by the Buyer pursuant to the terms of the Escrow Agreement, plus interest accrued and income earned thereon pursuant to the terms of the Escrow Agreement.

"Existing Borrowing" means all borrowing from lending institutions, vendors or agencies of federal, state or local governments or their political subdivisions, as set forth on the Financial Statements or in the books and records of the Company.

"Financial Statements" means, and includes, all of the following:

         (a) the audited financial statements of the Company as of May 31, 2001, (including all schedules and notes thereto), consisting of the balance sheet at such date and the related statements of income and expenses, retained earnings, changes in financial position and cash flows for the twelve-month period then ended, which shall be prepared in accordance with GAAP and the SEC's Regulation S-B;

         (b) the unaudited financial statements of the Company as of August 24, 2001, (including all schedules and notes thereto), consisting of the balance sheet at such date and the related statements of income and expenses, retained earnings, changes in financial position and cash flows for the twelve-month period then ended, which shall be prepared in accordance with GAAP and the SEC's Regulation S-B; and, in addition

         (d) any other financial statements issued by the Company.

"GAAP" means United States generally accepted accounting principles at the time in effect.



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"Governmental Authority" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Group" shall collectively mean all affiliated groups of corporations of which the Company is or has been a member that have filed any consolidated Tax Returns for any period ending on or before the Closing Date for which the statute of limitations has not yet expired.

"Hazardous Material" means any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable Law (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as now or at any time hereafter in effect.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

"Indemnified Person" means the Buyer, and its Officers, Directos, and Shareholders, or those other Persons entitled to, or claiming a right to, indemnification.

"Indemnifying Person" means the Seller.

"Intellectual Property" means any and all trademarks, trade names, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, and all other intangible assets, properties and rights. The "Company's Intellectual Property" means any and all Intellectual Property used by the Company in the conduct of its business.

"Latest Financial Statements" means the unaudited financial statements of the Company as of August 24, 2001, (including all schedules and notes thereto), consisting of the balance sheet at such date and the related statements of income and expenses, retained earnings, changes in financial position and cash flows for the twelve-month period then ended, which shall be prepared in accordance with GAAP and the SEC's Regulation S-B;

"Latest Financial Statements Date" means the date of the Latest Financial Statements.

"Law" or "Laws" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

"Lien" means any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

"Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation). ["Losses" also include liabilities for taxes that have become due and payable or which have accrued with respect to the Company that have not been paid prior to the Closing Date or which have not been reserved on the Financial Statements. (Any Taxes attributable to the operations of the Company payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes are attributable.)]

In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. No Loss shall be reduced by reason of tax benefits allegedly enjoyed as a result of such Loss by an Indemnified Party.




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"NASD" means the National Association of Securities Dealers.

"NASD Reports" means all reports, filings, and forms required to be filed by Persons pursuant to the regulations of NASDAQ and the NASD.

"Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

"Real Property Leases" has the meaning set forth in SECTION 3.10(B).

"Related Agreement" means any Contract which is or is to be entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements", "its Related Agreements" or another similar expression.

"SEC" means the United States Securities and Exchange Commission.

"SEC Reports" means all reports, filings, and forms required to be filed by Persons under the Securities Act and the Exchange Act.

"Securities Act" means the Securities Act of 1933, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security" or "Securities" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

"Shares" means the number of shares of the Issued and Outstanding Common Stock, Par Value $0.001 per share, of the Company as is set forth opposite the names of each of the Sellers on EXHIBIT 2.1.

"Subsidiaries" means any Person 50.1% or more of the voting power of which is controlled by another Person.

"Survival Date" has the meaning set forth in SECTION 10.1.

"Taxes" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

"Tax Return" means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.




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"Tax Statute of Limitations Date" means the close of business on the 30th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

"Tax Warranty" means a representation or warranty in SECTIONS 3.20.

"Territory" means the United States, Canada and all other countries in which the Company has transacted business prior to the Ending Date as contemplated by
SECTION 5.8.

"Title and Authorization Warranty" means a representation or warranty in SECTIONS 3.2, 3.4, OR 3.7.

"Two Times Prime Rate" means two times the weighted average prime rate (as the prime rate as from time to time announced by Citibank, N.A. in New York City).


                                   ARTICLE II

                           SALE AND PURCHASE OF SHARES

2.1 SALE AND PURCHASE OF SHARES.

         (a) Each Seller hereby agrees to sell to the Buyer that number of Shares set forth on EXHIBIT 2.1 opposite his or its name, free and clear of all Liens, and the Buyer hereby agrees to purchase all such Shares, subject, of course, to the terms and conditions of this Agreement.

         (b) In consideration for the sale of the Shares by each of the Sellers to the Buyer, the Buyer shall pay to each of the Sellers that sum of money (such amount being referred to as the "Cash Amount") in the amount set forth opposite his or its name on EXHIBIT 2.1.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                                     AND OF
                                   THE COMPANY

         In order to induce the Buyer to enter into this Agreement, the Company and the Seller, jointly and severally, represent and warrant to the Buyer, as at the date of this Agreement and as at the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

3.1 DUE INCORPORATION; NO SUBSIDIARIES.

         (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.




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

         (b) The Company is licensed or qualified to do business and is in good standing (where the concept of "good standing" is applicable) as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification.

         (c) The jurisdictions in which the Company is incorporated and licensed or qualified to do business as a foreign corporation are as follows:

                  (i)                       N/A                        ;
                     --------------------------------------------------

         (d) The Company has no direct or indirect Subsidiaries, either wholly or partially owned, and the Company does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person.

         (e) True, correct and complete copies of the Certificate of Incorporation and By-laws, as amended, and all minutes of all meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of the Company have been delivered to the Buyer

         (f) Except as set forth in SCHEDULE 3.1, all action taken by the Board of Directors (and all committees thereof) and stockholders of the Company is reflected in such, minutes and written consents.


3.2 DUE AUTHORIZATION.

         (a) The Seller and the Company have full power and authority to enter into this Agreement, and the Seller and the Company have full power and authority to enter into their respective Related Agreements and to consummate the transactions contemplated hereby and thereby.

         (b) The Seller and the Company have duly and validly executed and delivered this Agreement, and the Seller and the Company have duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) their respective Related Agreements.

         (c) The Seller and the Company expressly represent and warrant that the approval of the shareholders of the Company is not required in order for the Seller or for the Company to consummate the transactions contemplated herein or, that, should such approval be requested by the Buyer, the Seller and the Company shall obtain such approval prior to the Closing.

         (d) The Seller and the Company expressly represent and warrant that, at all material times,

                  (i) the Seller had, has, and will have, full and valid title and control of the Shares;

                  (ii) there was, is, and will be no existing impediment or encumbrance to the sale and transfer of such Shares to the Buyer, and on delivery to the Buyer of the Shares,

                           (A) all of the Shares have been, are, and will be
                  free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, cumulative voting, or similar rights of any shareholder of the Company,

                           (B) all of the Shares have been, are, and will be
                  legally and validly issued in compliance with all applicable Law, and




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

                           (C) all of the Shares have been, are, and will be
                  fully paid and non-assessable shares, and the Shares have all been, are, and will be issued under duly authorized resolutions of the Board of Directors of the Company.

         (e) This Agreement constitutes legal, valid and binding obligations of the Seller and the Company, and each respective Related Agreement upon execution and delivery by the Seller or by the Company will constitute legal, valid and binding obligations of such party, in each case, enforceable in accordance with their respective terms.

3.3 CONSENTS AND APPROVALS.

         (a) Except as set forth on SCHEDULE 3.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by the Seller or by the Company of this Agreement, their respective Related Agreements or the consummation of the transactions contemplated hereby, or thereby.

         (b) Except as set forth on SCHEDULE 3.3, the execution, delivery and performance by the Seller and the Company of this Agreement and their respective Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not,

                  (i) violate any provisions of the Articles of Incorporation, as amended, or By-laws of the Company;

                  (ii) violate any Law;

                  (iii) permit any Governmental Authority to impose any restrictions or limitations of any nature on the Seller or the Company or the Buyer with respect to the transactions contemplated hereby;

                  (iv) violate, conflict with, or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or constitute a default under, any contract or other agreement to which the Seller or the Company is a party or by or to which it or they or any of their assets or properties may be bound or subject;

                  (v) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Seller or the Company to which any of their assets or properties may be bound or subject;

                  (vi) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of the Seller or the Company; or

                  (vii) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which either the Seller or the Company are a party or by means of which either of them or any of their properties may be bound or subject.




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

3.4 COMPLIANCE WITH SECURITIES LAWS.

         (a) Since August 16, 2000, through the Closing Date, the Seller and the Company have timely filed all SEC Reports.

         (b) The Seller and the Company have delivered to the Buyer true and complete copies of the SEC Reports and all correspondence between the SEC and the Seller and the Company and its attorneys and accountants and market-makers. Such SEC Reports, at the time filed, complied in all respects with all applicable Laws. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         (c) With respect to the NASD,

                  (i) The Seller and the Company have delivered to the Buyer true and complete copies of the NASD Reports and all correspondence between the NASD and the Seller and the Company and its attorneys and accountants and market-makers;

                  (ii) Such NASD Reports, at the time filed, complied in all respects with all applicable Laws;

                  (iii) None of the NASD Reports, including without limitation, the Form 15c-211 and all attachments, exhibits and schedules included therein, contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

                  (iv) The Company is currently listed on the OTC Electronic Bulletin Board with the following trading symbol: "VAOW". The Company is not in default with respect to any listing requirements or trading privileges or policy statements of the SEC or of the NASD or of any other Governmental Authority. There are no investigations pending or threatened against the Company by the SEC or by the NASD or by any other Governmental Authority which would threaten or jeopardize its trading status or listing privileges, and there is no reason whatsoever for the Seller or the Company to suspect otherwise, irrespective of whether or not the Seller or the Company believes such rules or regulations, or such investigations, pose such a threat to its trading status or listing privileges.

         (d) To the date of this Agreement, the Company has offered and sold its Securities only as shown on SCHEDULE 3.4.

         (e) Except as set forth in SCHEDULE 3.4, all of the offerings listed therein were conducted in full compliance with all applicable Laws and the Company's Articles of Incorporation and By-laws.

         (f) Except as set forth in SCHEDULE 3.4, the Company did not prepare or distribute any offering prospectus, solicitation, or other documents in connection with any prior offering and has provided to the Buyer copies of all documents prepared and filed in connection with any such offerings.

         (g) Except as set forth in SCHEDULE 3.4, all investors in all prior offerings were "Accredited Investors" as that term is defined in Regulation D.

         (h) The Company was not, has not been, and is not, at any time a "blind pool" as that term is generally interpreted.

         (i) The Company was not, has not been, and is not, at any time an "Investment Company" as the term is generally interpreted.

3.5 CAPITALIZATION.

         (a)  The Authorized Capitalization of the Company consists of :

                  (i) 50,000,000 shares of Common Stock, Par Value $0.001 per share ( the "VAOW Common Stock") of which APPROXIMATELY ______________ SHARES are Issued and Outstanding and are held, of record, by approximately ____________ persons,

                           (A) with each holder thereof being entitled to cast
                  one vote for each share held on all matters properly submitted to the Shareholders for their vote; and

                           (B) there being no pre-preemptive rights or
                  cumulative voting; and

         (b) 10,000,000 shares of Preferred Stock, Par Value $0.001 per share (the "VAOW Preferred Stock") of which no shares are Issued and Outstanding, with the Board of Directors being authorized from time to time, without shareholder action, to determine and state the designations and the preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Laws of the State of Delaware, before the issuance of any shares of such series, of a Certificate of Designations determining the terms and numbers of shares of such series, which amendment need not be approved by the stockholders or the holders of any class or series of shares except as provided by law.

         (c) Except as set forth on SCHEDULE 3.5, no other Securities of the Company are

                  (i) authorized; or

                  (ii) issued and outstanding;

         (d) All of the issued and outstanding shares of Common Stock of the Company have been duly and validly issued in accordance and compliance with all applicable Laws, rules and regulations and are fully paid and nonassessable;

         (e) There are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any Securities of the Company or arrangements by which the Company is or may become bound to issue additional Securities of the Company, nor are there any outstanding Securities granted or issued by the Company that are convertible into any Securities of the Company, and none is authorized;

         (f) No Securities of the Company are subject to preemptive rights or similar rights of the stockholders of the Company nor are any Securities subject to any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise;

         (g) There are no anti-dilution or price adjustment provisions contained in any Security authorized or issued by the Company (or in the Company's Articles of Incorporation or By-laws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement;

         (h) The Company is not obligated or committed to purchase, redeem or otherwise acquire any of its Securities;

         (i) There are no agreements or arrangements under which the Company is obligated to register the sale of any of its Securities under the Securities Act;

         (j) All presently exercisable voting rights in the Company are vested exclusively in its outstanding shares of Common Stock, each share of which is entitled to one vote on every matter to come before its shareholders;

         (k) There are no voting trusts or other voting arrangements with respect to any of the Company's securities; and

         (l) The assignments, endorsements, stock powers and other instruments of transfer delivered by the Seller to the Buyer at the Closing will be sufficient to transfer the Seller's entire interest, legal and beneficial, in the Shares to the Buyer.

3.6 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

         (a) The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets, liabilities and retained earnings of the Company as of the dates thereof and the revenues, expenses, results of operations, changes in financial position and cash flows of the Company for the periods covered thereby. The Financial Statements are in accordance with the books and records of the Company, do not reflect any transactions which are not bona fide transactions, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         (b) Except as set forth in EXHIBIT 3.6 or in the Latest Financial Statements, the Company has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than trade payables and accrued expenses incurred in the ordinary course of business since the date of the Latest Financial Statements.

         (c) The Seller and the Company represent and warrant that there is no basis for the assertion against the Company, as at the date of this Agreement, or as at the Closing Date, of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements, and there is no reason for Company or the Seller to believe otherwise, irrespective of whether or not they believe the claim is valid or not.

3.7 NO ADVERSE EFFECTS OR CHANGES.

         Except as listed on SCHEDULE 3.7, since the Latest Financial Statement Date, the Company has not:

         (a) suffered any Company Adverse Change or Effect;

         (b) suffered any damage, destruction or Loss (as that term is defined herein) to any of its assets or properties (whether or not covered by insurance);

         (c) incurred any obligation or entered into any Contract which requires a payment by the Company in excess of $100.00 or entered into any Contract to provide for the delivery of goods or the performance of services, or any combination thereof, by the Company, having a value in excess of $100.00;

         (d) sold, transferred, conveyed, assigned, leased, encumbered or otherwise disposed of any of its assets or properties;

         (e) waived, released or canceled any claims against third parties or debts owing to it, or any rights;

         (f) made any changes in its accounting systems, policies, principles or practices;

         (g) entered into, authorized, or permitted any transaction with the Seller or any Affiliate of the Seller;

         (h) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise), any of its Securities, or amended any of the terms of any of its Securities;

         (i) split, combined, or reclassified any shares of its Securities, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its securities, or redeemed or otherwise acquired any Securities of the Company or of any other Person;

         (j) except for Existing Borrowing, made any borrowing, incurred any debt, or assumed, guaranteed, endorsed or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness;

         (k) made any loans, advances or capital contributions to, or investments in, any other Person;

         (l) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increased in any manner the compensation or fringe benefits of any director or officer;

         (m) authorized or made any capital expenditure;

         (n) made any Tax election or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

         (o) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits against the Company or its Affiliates or any of its directors, officers, employees, agents, or shareholders.

         (p) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any claims of liability against the Company or its Affiliates or any of its directors, officers, employees, agents, or shareholders; or

         (q) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Contract, or paid any amount not required by Law or by any Contract.

3.8 TITLE TO PROPERTIES.

         Except as disclosed on EXHIBIT 3.8, the Company has, and on the Closing Date will have, good and marketable title to, and is, and on the Closing Date will be, the lawful owner of, all of the tangible and intangible assets, properties and rights used in connection with its business and all of the tangible and intangible assets, properties and rights reflected in the Financial Statements, other than assets leased under the leases set forth in EXHIBITS 3.9 or 3.10.

3.9 CONDITION AND SUFFICIENCY OF ASSETS.

         (a) Except as disclosed on EXHIBIT 3.9, all of the tangible assets and properties of the Company, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof.

         (b) Immediately after the Closing Date, the Company shall own or have a permanent right to use all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of its business as it is presently conducted.

         (c) Such assets, properties and rights were sufficient to produce the income as shown on the Financial Statements.

         (d) Except as set forth in EXHIBIT 3.9, the Company has no liabilities not directly related to, and that did not arise directly out of, the business of the Company.

3.10 LEASED REAL PROPERTY.

         (a) The Company does not hold legal title to, or own any legal or beneficial interest in any real property.

         (b) EXHIBIT 3.10 lists all leases pursuant to which the Company holds, occupies or uses any real property (the "Real Property Leases") and EXHIBIT 3.10 includes complete and accurate legal descriptions of such leased real property.

         (c) The Company does not hold, occupy or use any real property except for the real property subject to the Real Property Leases (the "Leased Real Property"). True and complete copies of the Real Property Leases have been provided to the Buyer.

         (d) The activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at, the Leased Real Property, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, Environmental Law, health regulations or ordinance or any other similar Law.

         (e) Except as set forth in EXHIBIT 3.10, no Hazardous Material have been used in the construction or repair of, or any alterations or additions to, or are otherwise located on, any portion of the Leased Real Property.

         (f) No parcel of land included in the Leased Real Property relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid recorded easements not subject to divestiture, the terms of which have been disclosed in writing to the Buyer prior to the date hereof, and which easements the Company is entitled to use under the terms of the documents creating such easements and under the terms of the Real Property Leases. All covenants or other restrictions (if any) to which any of the Leased Real Property is subject are being in all respects properly performed and observed and, except for covenants contained in the Real Property Leases, do not provide for forfeiture or reversion of title if violated, and neither the Company nor the owners of any of the Leased Real Property has received any notice of violation (or claimed violation) thereof.

         (g) The Company has delivered to the Buyer true and complete copies of the most recent title insurance policies and surveys (if any) for the Leased Real Property and copies of any recorded documents referred to in such policies or surveys, together with copies of all reports (if any) of any engineers, environmental consultants or other consultants in its possession relating to any of the Leased Real Property.

         (h) Each separate parcel included in the Leased Real Property and any improvements located thereon are served by water, storm and sanitary sewer facilities, telephone, gas and electricity, fire protection, drainage and other public utilities, all of which are adequate for the present and continued use thereof in the usual and normal conduct of the Company's business and operations, and have adequate parking facilities that meet all requirements imposed by applicable Laws.

         (i) None of the Leased Real Property is subject to any recorded or unrecorded Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business and operations of the Company.

         (j) Except as disclosed on EXHIBIT 3.10, there is no pending, or, to the knowledge of any of the Seller or the Company, any threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Leased Real Property.

         (k) All the Real Property Leases are in full force and effect, valid and enforceable in accordance with their respective terms, except as such enforce ability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         (l) Except as set forth in EXHIBIT 3.10, none of the Real Property Leases have been amended or modified and there are no agreements, written or oral, between the Company and the owner of the Leased Real Property, other than the Real Property Leases. the Company has not received any notice of any, and there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under any Real Property Lease.

         (m) All rent and other amounts due and payable with respect to the Real Property Leases have been paid through the date of this Agreement, and all rent and other amounts due and payable with respect to the Real Property Leases on or prior to the Closing Date will have been paid prior to the Closing Date.

         (n) All lessors under the Real Property Leases have consented or, prior to the Closing Date will have consented (where such consent is necessary), to the consummation of the transactions contemplated by this Agreement or the Related Agreements without requiring modification in the rights or obligations of the lessors thereunder.

3.11 PERSONAL PROPERTY.

         (a) EXHIBIT 3.11 sets forth a true and complete list of all of the tangible personal property (other than inventories included in EXHIBIT 3.12) used by the Company in its business having an original acquisition cost of $1,000.00 or more.

         (b) EXHIBIT 3.11 also sets forth all leases of personal property binding upon the Company, or any of its assets or properties, and all items of personal property covered thereby. All of such tangible personal property is presently utilized by the Company in the ordinary course of its business.

         (c) The Company has delivered to the Buyer true and complete copies of all such personal property leases.

3.12 INVENTORIES.

         (a) EXHIBIT 3.12 contains a true and accurate schedule of all inventories of the Company as at the Latest Financial Statements Date, with a complete listing of all items that have remained in inventory for over twelve months.

         (b) Except as described on EXHIBIT 3.12, each item of the inventory owned by the Company is of merchantable quality, is not obsolete and is usable and saleable in the ordinary course of its business, and none of such items is held on assignment or consignment. Such inventories are fairly reflected in the inventory accounts on the balance sheets included in the Financial Statements in accordance with GAAP, including all appropriate reserves, and are valued at the lower of cost or market.

3.13 ACCOUNTS RECEIVABLE AND ADVANCES.

         (a) EXHIBIT 3.13 contains a true and accurate schedule of all accounts receivable of the Company and all loans and advances to all Persons ("Advances").

         (b)  Except as disclosed on EXHIBIT 3.13,

                  (i) each account receivable of the Company (collectively, the "Accounts Receivable") represents a sale made in the ordinary course of business other than to Affiliates and which arose pursuant to an enforceable written Contract for a bona fide sale of goods or for services performed, and the Company has performed all of its obligations to produce the goods or perform the services to which such Account Receivable relate; and

                  (ii) to the best of the Seller's and the Company's knowledge, no Account Receivable or Advance is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof.

         (c) Except as reserved against in the Financial Statements, all Accounts Receivable and Advances are collectible in full within 90 days of their origination.

3.14 INTELLECTUAL PROPERTY.

         (a) EXHIBIT 3.14 is a true and complete list of all of the trademarks, trade names, service marks, patents and copyrights (including any registrations of or pending applications for any of the foregoing) used by the Company in the conduct of its business.

         (b) Except as disclosed on EXHIBIT 3.14,

                  (i) all of the Company's Intellectual Property is owned by the Company free and clear of all Liens, and is not subject to any license, royalty or other agreement, and the Company has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property,

                  (ii) none of the Company's Intellectual Property has been or is the subject of any pending or threatened litigation or claim of infringement,

                  (iii) no license or royalty agreement to which the Company is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened,

                  (iv) the products manufactured or sold by the Company and any process, method, part, design, material or other intellectual Property they employ, and the marketing and use by the Company of any such product, service or other intellectual Property, do not infringe any Intellectual Property or confidential or proprietary rights of another, and the Company has not received any notice contesting its right to use any intellectual Property, and

                  (v) the Company owns or possesses adequate rights in perpetuity in and to all Intellectual Property necessary to conduct its business as presently conducted.

3.15 CONTRACTS.

         (a) EXHIBIT 3.15 lists all the Contracts and arrangements to which the Company is a party or by which it is bound, or to which any of its assets or properties is subject, such as, by way of illustration, and not limitation,

                  (i) any collective bargaining agreement and a summary of the collective bargaining unit's position with respect to any such agreement currently the subject of negotiations;

                  (ii) any Contract or arrangement of any kind with any employee, officer or director of the Company or any of the respective Affiliates of such individuals, or any Contract, or other arrangement of any kind with either the Seller or any Affiliate of the Seller other than any such Contract or arrangement described in SECTION 3.18(A);

                  (iii) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

                  (iv) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services:

                           (A) having a value in excess of $100.00, if such
                  Contract or arrangement is not for the purchase by the Company of raw materials, or

                           (B) having a value in excess of $100.00, if such
                  Contract or arrangement is for the purchase by the Company of raw materials;

                  (v) any Contract or arrangement pursuant to which the Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

                  (vi) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other Contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

                  (vii) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

                  (viii) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company;

                  (ix) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of the Company, or the Company is granted the authority to act for or on behalf of any Person;

                  (x) any Contract for which the full performance thereof may extend beyond 60 days from the date of this Agreement;

                  (xi) any Contract not made in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement;

                  (xii) any Contract, whether or not fully performed, relating to any acquisition or disposition of the Company or any predecessor in interest of the Company, or any acquisition or disposition of any subsidiary, division, line of business, or real property; and

                  (xiii) any Contract not specified above that is material to the Company.

         (b) The Seller has delivered to the Buyer true and complete copies of each document listed on EXHIBIT 3.15, and a written description of each oral arrangement so listed.

         (c) Except as disclosed on EXHIBIT 3.15, all such Contracts and arrangements,

                  (i) when entered into, were on terms no less favorable to the Company than the terms which could have been obtained at the date thereof from an unrelated third party, and

                  (ii) if canceled at any time by the other party, would not have a Company Adverse Effect.

3.16 PERMITS.

         (a) EXHIBIT 3.16 is a true and accurate list of all licenses, certificates, permits, franchises, rights, code approvals and private product approvals (collectively, "Permits") held by the Company.

         (b) Except for the Permits listed on EXHIBIT 3.16, there are no Permits, whether federal, state, local or foreign, which are necessary for the lawful operation of the business of the Company.

3.17 INSURANCE; CLAIMS.

         (a) EXHIBIT 3.17 contains an accurate and complete list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to the Company (or its assets or business), and the Company has heretofore delivered to the Buyer a true and complete copy of all such policies, including all occurrence-based policies applicable to the Company (or its business) for all periods prior to the Closing Date. All such policies are, and will be, in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, and will be, paid, and no notice of cancellation or termination has been, or will have been, received with respect to any such policy.

         (b) Such policies are sufficient for compliance with

                  (i)  all requirements of Law, and

                  (ii) all policies to which the Company is a party, and are valid, in good standing, and are enforceable by the Company.

         (c) Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of the Company.

         (d) Except as set forth in EXHIBIT 3.17, the Company has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three (3) years.

         (e) EXHIBIT 3.17(A) is a list, previously delivered by the Company to the Buyer, which describes all claims which have been made by the Company in the last three years under any workers' compensation, general liability, property or other insurance policy applicable to the Company or any of its properties. Such claim information includes the following information with respect to each accident, loss, or other event:

                  (i)   the identity of the claimant;

                  (ii)  the nature of the claim;

                  (iii) the date of the occurrence;

                  (iv)  the status as of the report date; and

                  (v)   the amounts paid or expected to be paid or recovered.

         (f) Except as set forth on EXHIBIT 3.17(A), there are no pending or threatened claims under any insurance policy, no will there be any pending or threatened claims prior to the Closing Dates.

3.18 EMPLOYEE BENEFITS.

         (a) The Company is not a party to and does not participate in or have any liability or contingent liability with respect to:

                  (i) except as listed on EXHIBIT 3.18, any "employee welfare benefit plan" or "employee pension benefit plan" as those terms are respectively defined in the appropriate sections of ERISA;

                  (ii) except as listed on EXHIBIT 3.18, any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in the appropriate sections of ERISA) (referred to collectively hereinafter in this Section as "arrangements"); or

                  (iii) except as listed on EXHIBIT 3.18, any employment, consulting or agency agreement (referred to collectively hereinafter in this Section as "Agreements").

         (b) A true and correct copy of each of the plans, arrangements, and agreements listed on EXHIBIT 3.18, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record keeping agreements, each as in effect on the date hereof, has been supplied to the Buyer. In the case of any plan, arrangement, or agreement which is not in written form, the Buyer has been supplied with an accurate description of such plan, arrangement, or agreement as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description, and Internal Revenue Service determination letter with respect to each such plan or arrangement, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded plan, arrangement, or agreement has been supplied to the Buyer, and there have been no material changes in the financial condition of the respective plans from that stated in the annual reports and actuarial reports supplied.

         (c) As to all plans, arrangements, and agreements listed on EXHIBIT
3.18,

                  (i) all plans and arrangements comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance;

                  (ii) plans that are employee pension benefit plans (as are defined in the appropriate sections of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such plans except amendments (A) which are the subject of a determination letter issued with respect thereto by the Internal Revenue Service or (B) with respect to which the remedial amendment period (within the meaning of Treas. Reg. ss. 1.401(b)-1) has not expired; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code;

                  (iii) none of the assets of any plan is invested in employer securities or employer real property;

                  (iv) there have been no "prohibited transactions" (as are defined in the appropriate sections of ERISA or section 4975 of the
         Code) with respect to any plan and the Company has not otherwise engaged in any prohibited transaction;

                  (v) there has been no act or omission which has given rise to or may give rise to fines, penalties, taxes, or related charges for which the Company may be liable;

                  (vi) none of the payments contemplated by the plans, arrangements or agreements would, in the aggregate, constitute excess parachute payments as defined in section 280 G of the Code [without regard to subsection (b)(4) thereof];

                  (vii) there are no actions, suits, or claims (other than routine claims for benefits) pending or threatened involving such plans, arrangements or agreements or the assets thereof, and no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits);

                  (viii) no plan is subject to Title IV of ERISA;

                  (ix) each plan which constitutes a "group health plan" (as defined in the appropriate sections of ERISA) or section 498013(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under section 4980B and 414(t) of the Code or the appropriate sections of ERISA, has been operated in compliance with applicable Law, including the group health plan continuation coverage extent such requirements are applicable;

                  (x) actuarially adequate accruals for all obligations under the plans, arrangements and agreements are reflected in the Financial Statements and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the date of Closing;

                  (xi) the Company has no liability or contingent liability under any plan, arrangement or agreement for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under the appropriate sections of ERISA and section 4980B (or any predecessor section thereto) of the Code; and

                  (xii) there has been no act or omission that would impair the right or ability of the Company to unilaterally amend or terminate any plan, arrangement or agreement.

         (d) Each employee pension benefit plan which is a multi-employer plan with respect to which the Company may have any liability (including any liability attributable to a current or former member of the Company's "controlled group" as defined in the appropriate sections of ERISA) and the maximum amount of such liability (determined as if a complete withdrawal occurred with respect to each of such plans immediately after the Closing Date) is listed on SCHEDULE 3.18.

         (e) With respect to such plans, except as further listed on SCHEDULE 3.18,

                  (i) all contributions have been made as required by the terms of the plans, the terms of any collective bargaining agreements, and applicable Law;

                  (ii) the Company has not withdrawn, partially withdrawn, or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability; and

                  (iii) the Company has not received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under section 412 of the Code, or that any such plan is or may become insolvent.

3.19 EMPLOYMENT AND LABOR MATTERS.

         (a) EXHIBIT 3.19 contains a true, complete and accurate list of the names, titles, annual compensation (including all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years) of all directors, officers and employees of the Company.

         (b) The Company has and currently is conducting its business in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, affirmative action, and nondiscrimination in employment.

         (c) Except as disclosed on EXHIBIT 3.19, the relationships of the Company with its employees are good. There is, and during the past five years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or threatened against or involving the Company, and no attempt is currently being made or during the past three years has been made to organize any employees of the Company to form or enter a labor union or similar organization.

         (d) EXHIBIT 3.19 contains a list of all grievances by employees during the past three years which have resulted in a significant change in work practices or contract interpretation or terms or resulted in arbitration.

3.20 TAXES.

         (a) The amounts provided as a liability on the Financial Statements for all Taxes are, and will be, adequate to cover all unpaid liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to the periods ended on and including the Closing Date or to any years and periods prior thereto and for which the Company may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person.

         (b) The Company has not incurred any Tax liabilities for any taxable year for which the applicable statute of limitations has not expired.

         (c) There are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon the properties or assets of the Company.

         (d) Except as set forth on EXHIBIT 3.20, the Company has not granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes.

         (e) As at the date of this Agreement, and prior to the Closing Date, all federal, state, local and foreign income, corporation and other Tax Returns have been, and will be, filed for the Company, and all other filings in respect of Taxes have been, and will be, made for the Company, for all periods as required by Law.

         (f) As at the date of this Agreement, and prior to the Closing Date, all Information Returns required to be filed by the Company have been, or will be, filed, and all statements required to be furnished to payees by the Company have been, or will be, furnished to such payees, and the information set forth on such Information Returns and statements is, and will be, true, complete and correct.

         (g) As at the date of this Agreement, and prior to the Closing Date, all Taxes shown as due on all Tax Returns and other filings have been, and will be, paid.

         (h) As at the date of this Agreement, and prior to the Closing Date, all Taxes which the Company is required by Law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been, and will be, withheld or collected and, to the extent required, have been, or will be, paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose.

         (i) As at the date of this Agreement, and prior to the Closing Date, each Tax Return and filing is, and will be, true and correct, and the Company does not nor will have any additional liability for Taxes with respect to any Tax Return or other filing heretofore filed or which was required by Law to be filed, other than as reflected as liabilities on the Financial Statements.

         (j) Except as set forth in EXHIBIT 3.20, none of the Tax Returns or other filings that include the operations of the Company has ever been audited or investigated by any Governmental Authority, and no facts exist which would constitute grounds for the assessment of any additional Taxes by any Governmental Authority with respect to the taxable years covered in such Tax Returns and filings.

         (k) Except as set forth in EXHIBIT 3.20, no material issues have been raised in any examination by any Governmental Authority with respect to the business and operations of the Company which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined.

         (l) As at the date of this Agreement, and prior to the Closing Date, the Seller is not, nor will be, a "foreign person" as defined in the Code.

         (m) Except as set forth in EXHIBIT 3.20, the Company is not, nor will be, a party to or is, or will be, otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Closing Date, and a corresponding recognition of taxable income or gain in a taxable period ending after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

         (n) Except as set forth in EXHIBIT 3.20, the Company is not subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes. Except for any tax-sharing agreement which is attached to EXHIBIT 3.20 as an exhibit, the Company is not a party to any tax-sharing agreement.

         (o) Except as set forth on EXHIBIT 3.20, none of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which the Company is not treated as the owner for federal income tax purposes.

         (p) The Company has not made or become obligated to make, and will not as a result of any event connected with any transaction contemplated herein become obligated to make, any "excess parachute payment" as defined in section 280 G of the code [without regard to subsection (b)(4) thereof].

         (q) As at the date of this Agreement, and prior to the Closing Date, the basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of the Company, are, and will be, correct and in compliance with the Code and the regulations thereunder.

3.21 ENVIRONMENTAL MATTERS.

         Except as disclosed in EXHIBIT 3.21,

         (a) the business, operations and facilities (whether owned or leased) of the Company, and all existing uses of and activities on or at any of the properties or facilities (whether owned or leased) of the Company, are in material compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law, and there is no reason for Company or the Seller to believe otherwise, irrespective of whether or not they believe the claim is valid or not;

         (b) the Company is in possession of all Environmental Permits necessary or desirable for the conduct or operation of its business (or any part thereof), and is in material compliance with all of the requirements, conditions and limitations included in such Environmental Permits, and there is no reason for Company or the Seller to believe otherwise, irrespective of whether or not they believe the claim is valid or not;

         (c) there is no, and the Company has not used or stored any, Hazardous Material in, on, or at any of the properties or facilities now or previously owned or leased by the Company except for inventories of substances listed on
EXHIBIT 3.21 which are used or are to be used in the ordinary course of business (which inventories have been stored, used and disposed of in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called "Right To Know Laws"), and there is no reason for Company or the Seller to believe otherwise, irrespective of whether or not they believe the claim is valid or not;

         (d) the Company has not received any notice from any Governmental Authority or any other Person that any past or present aspect of the business, operations or facilities (whether owned or leased) of the Company is in violation of any Environmental Law or Environmental Permit, or that the Company is responsible or liable (or potentially responsible or liable) for the investigation, clean up or remediation of any Hazardous Materials at any location, and there is no reason for the Company or the Seller to believe that such a notice may be sent or that the Company may be responsible for an investigation, clean up, or remediation;

         (e) the Company has not at any time deposited or incorporated any Hazardous Material into, on, beneath, or adjacent to any property, and there is no reason for the Company or the Seller to believe otherwise, irrespective of whether or not they believe the claim is valid or not;

         (f) the Company is not the subject of any litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of or liability under any Environmental Law, and there is no reason for the Company or the Seller to believe that any such proceedings are threatened, irrespective of whether or not they believe the litigation or proceeding is valid or not;

         (g) the Company has timely filed all reports and notifications required to be filed with respect to all of its operations, properties and facilities (whether owned or leased) and has generated and maintained all required records and data under all applicable Environmental Laws;

         (h) neither the Company nor any predecessor thereof has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list; and

         (i) no condition exists or has existed or event has occurred with respect to

                  (i) any property that was at any time owned or leased, or any direct or indirect subsidiary that was at any time owned, by the Company, any predecessor to the Company or any Person that is or was an Affiliate of the Company, which property or subsidiary has been sold, transferred or disposed or for which any lease has terminated, and there is no reason for the Company or the Seller to believe otherwise, irrespective of whether or not they believe the condition is valid or not; or

                  (ii) any predecessor to the Company, that could [in the case of either of the foregoing clauses (i) or (ii)], with or without notice, passage of time or both, give rise to any present or future liability of the Company pursuant to any Environmental Law, and there is no reason for the Company or the Seller to believe otherwise, irrespective of whether or not they believe the condition is valid or not.

3.22 LITIGATION.

         (a) Except as disclosed in EXHIBIT 3.22,

                  (i) there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or threatened against or affecting the Company or any of its officers, directors, employees, agents or stockholders thereof in their capacity as such, or any of the Company's properties or businesses, and there is no reason for the Company or the Seller to believe otherwise, irrespective of whether or not they believe the actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations are valid or not;

                  (ii) all of the proceedings pending or threatened against the Company or the Seller are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth in such SCHEDULE 3.22; and there is no reason for the Company or the Seller to believe otherwise, irrespective of whether or not they believe the proceedings are valid or not; and

                  (iii) neither the Company nor the Seller is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority, and neither the Company nor the Seller have entered into any agreement to settle or compromise any proceeding pending or threatened against it or them which has involved any obligation other than the payment of money or for which the Company or the Seller have any continuing obligation, and there is no reason for the Company or the Seller to believe otherwise, irrespective of whether or not they believe the order, judgment, decree, injunction, stipulation or consent order is valid or not.

         (b) There are no claims, actions, suits, proceedings or investigations pending or threatened by or against the Company or the Seller with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and no Person has objected or threatened to object thereto, and there is no reason for the Company or the Seller to believe otherwise, irrespective of whether or not they believe the claims, actions, suits, proceedings or investigations are valid or not.

3.23 NO CONFLICT OF INTEREST.

         Except as disclosed on EXHIBIT 3.23,

         (a) neither the Seller nor any of his Affiliates have or claim to have any direct or indirect interest in any tangible or intangible property used in the business of the Company, except as a holder of Shares;

         (b) neither the Seller nor any of his Affiliates have any direct or indirect interest in any other Person which conducts a business similar to, has any Contract or arrangement with, or does business or is involved in any way with, the Company, except for the ownership of less than 2% of any class of securities of any publicly held corporation; and

         (c) EXHIBIT 3.22 contains a complete and accurate description of all such Persons, interests, arrangements and other matters.

3.24 BANK ACCOUNTS; HOLDERS OF POWERS OF ATTORNEY.

         EXHIBIT 3.24 sets forth the names locations, and account numbers of each bank or other financial institution at which the Company has an account or safe deposit box, the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Company, together with a summary statement thereof.

3.25 CUSTOMERS, SUPPLIERS, ETC.

         (a) SCHEDULE 3.25 sets forth a list of the ten largest customers of the Company in terms of revenue during each of

                  (i)  the calendar year ended December 31, 2000, and

                  (ii) the calendar year ended December 31, 2000 (collectively, the "Major Customers"), showing the total revenue received in each such period from each such customer.

         (b) Except to the extent set forth in EXHIBIT 3.24, there has not been any adverse change in the business relationship, and there has been no material dispute, between the Company and any Major Customer or major supplier, agent or sales representative, and there are no indications that any Major Customer intends to reduce its purchases from the Company.

3.26 CLAIMS AGAINST THE SELLER, OFFICERS AND DIRECTORS OF THE COMPANY, AND OTHER PERSONS

         There are no pending or threatened claims against any Person which could give rise to any claim for indemnification against the Company, and there is no reason for the Company or the Seller to believe otherwise, irrespective of whether or not they believe the claim is valid or not.

3.27 IMPROPER AND OTHER PAYMENTS.

         Except as set forth on EXHIBIT 3.27,

         (a) neither the Company nor the Seller, nor any director, officer, employee, agent or representative of the Company, nor any Affiliate of them, nor any Person acting on behalf of any of them, has made, paid, or received any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful;

         (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate; and

         (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made by any of said persons or entities.

3.28 DUE DILIGENCE MATERIALS.

         Except as provided in EXHIBIT 3.28, the Company and the Seller have provided to the Buyer or its representatives, in accordance with the terms of
SECTION 5.2, all documents of the character and type requested by the Buyer in connection with its "due diligence" investigation of the Company and the Seller, and there are no documents in the possession of the Seller, of the Company or any of their Affiliates or respective agents or representatives of a character or type described in such requests which have not been so provided to the Buyer or its representatives.

3.29 NO DEFAULTS OR VIOLATIONS.

         (a) Except as disclosed on EXHIBIT 3.29:

                  (i) the Company has not breached any provision of, nor is in default under, the terms of any Contract to which it is a party or under which it has any rights or by which it is bound;

                  (ii) no other party to any such Contract has breached such Contract or is in default thereunder;

                  (iii) neither the Company nor any other such party to such a Contract has given notice to the other respecting a claimed breach or default; and

                  (iv) there is no reason for the Company or the Seller to believe otherwise, irrespective of whether or not they believe the claim is valid or not.

         (b) Except as disclosed on EXHIBIT 3.29, the Company and the Seller, are, and at the Closing will be, in compliance with, and no violation exists, nor will exist, under any and all Laws applicable to the Company and to the Seller (insofar as such non-compliance or violation or Laws may effect ability of any one of them to sell and convey the Shares to the Buyer and to otherwise consummate the transactions contemplated hereby), and there is no reason for the Company or the Seller to believe otherwise, irrespective of whether or not they believe the violation is valid or not.

         (c) Except as disclosed on EXHIBIT 3.29, no notice from any Governmental Authority has been received by the Company claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction, or expenditure, or asserting any Tax, assessment or penalty, and there is no reason for the Company or the Seller to believe that any such notice may be sent, that any work, construction, or expenditure will be required, or that any Tax, assessment, or penalty may be asserted or assessed, irrespective of whether or not they believe the claim is valid or not.

3.30 ACCURACY OF STATEMENTS.

         (a) No representation or warranty by the Company or by the Seller contained in this Agreement or the Related Agreements or in any other written statement, information, material or certificate furnished or to be furnished to the Buyer pursuant hereto or in connection with the transactions contemplated hereby by the Company or by the Seller contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein or herein not misleading, when all are taken together as a whole, and it is agreed that, in the event of any inconsistency between this Agreement and any other writings, this Agreement shall control.

         (b) The Seller and the Company know of no information or fact which has or would have an adverse effect on the financial condition, business, or business prospects of the Company, or on the ability of the Seller to sell and convey the Shares to the Buyer, which has not been disclosed to the Buyer, and there is no reason for Company or the Seller to believe otherwise, irrespective of whether or not they believe the claim is valid or not.

3.31 INVESTIGATION.

         It shall be no defense to an action for breach of this Agreement or any Related Agreement that:

         (a) the Buyer or its agents have (or have not) made investigations into the affairs of the Company, or

         (b) that the Company or the Seller (or any one of them) could not have known of the misrepresentation or breach of warranty.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         In order to induce the Seller to enter into this Agreement, the Buyer represents and warrants to the Seller, as at the date of this Agreement and as at the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

4.1 DUE INCORPORATION.

         The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

4.2 DUE AUTHORIZATION.

         (a) The Buyer has full power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and Related Agreements have been duly and validly approved by the board of directors of the Buyer and no other actions or proceedings on the part of the Buyer are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

         (b) The Buyer has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing Date will duly and validly execute and deliver) the Related Agreements.

         (c) This Agreement and the Related Agreements constitute legal, valid and binding obligations of the Buyer, in each case enforceable in accordance with their respective terms, except as such enforce ability may be limited by applicable. bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

4.3 CONSENTS AND APPROVALS; AUTHORITY RELATIVE TO THIS AGREEMENT.

         (a) Except as set forth on SCHEDULE 4.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Buyer of this Agreement, its respective Related Agreements or the consummation of the transactions contemplated hereby, or thereby.

         (b) Except as set forth on SCHEDULE 4.3, the execution, delivery and performance by the Buyer of this Agreement and its respective Related Agreements does not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not,

                  (i) violate any Law;

                  (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Buyer under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under any Contract to which the Buyer is a party or by which the Buyer or any of its assets or properties are bound;

                  (iii) permit the acceleration of the maturity of any indebtedness of the Buyer or indebtedness secured by its respective assets or properties; or

                  (iv) violate or conflict with any provision of any of the certificate of incorporation, charter, bylaws or similar organizational instruments of the Buyer.

                                    ARTICLE V

                                    COVENANTS

5.1 IMPLEMENTING AGREEMENT.

         (a) Subject to the terms and conditions hereof, each Party hereto shall use its reasonable best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby.

         (b) The Seller agrees that unless this Agreement is terminated in accordance with the provisions of SECTION 9.1, the Seller will not encumber the Shares, will not sell the Shares to any Person other than the Buyer (or an Affiliate of the Buyer), and will not take any other action which would have the effect of preventing or disabling the Seller's respective performance of his obligations under this Agreement.

5.2. ACCESS TO INFORMATION AND FACILITIES.

         (a) From and after the date of this Agreement or such earlier time as the Buyer and the Seller shall have mutually agreed, the Seller shall, and shall cause the Company to give the Buyer and the Buyer's representatives unrestricted access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of the Company, and the Seller shall make the officers and employees of the Company available to the Buyer and its representatives as the Buyer and its representatives shall from time to time request. The Buyer and its representatives will be furnished with any and all information concerning the Company which the Buyer or its representatives reasonably request.

         (b) Except as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby, the Buyer will not, will cause its Affiliates not to, and will instruct its and its Affiliates' agents and financing sources not to disclose the Company Confidential Information to any Person other than the Buyer's employees, agents and financing sources on a "need to know" basis without the prior consent of the Company, unless compelled to disclose any such the Company Confidential Information by judicial or administrative process or, in the opinion of the Buyer's counsel, by other requirements of Law.

         (c) Except as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby, the Seller will not, will cause their Affiliates not to, and will instruct their, and their Affiliates' agents and financing sources to not disclose any the Buyer Confidential Information to any Person other than Seller or the Company's employees, agents and financing sources without the prior consent of the Buyer, unless compelled to disclose any such the Buyer Confidential information by judicial or administrative process or, in the opinion of the Seller's counsel, by other requirements of Law.

5.3 PRESERVATION OF BUSINESS.

         (a) From the date of this Agreement until the Closing Date, the Seller shall cause the Company to operate only in the ordinary and usual course of business and consistent with past practice, and the Seller and the Company shall use their best efforts to:

                  (i) maintain the assets of the Company in substantially their current state of repair, excepting normal wear and tear, and preserve intact the present business organization and personnel of the Company;

                  (ii) preserve the goodwill and advantageous relationships of the Company with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business; and

                  (iii) not permit any action or omission which would cause any of the representations or warranties of the Seller or the Company contained herein to become inaccurate or any of the covenants of the Seller to be breached.

         (b) From the date of this Agreement until the Closing Date, and without limiting the generality of the foregoing, the Company will not, without the prior written consent of the Buyer,

                  (i) incur any obligation or enter into any Contract which requires a payment by the Company in excess of $100.00 or enter into any Contract to provide for the delivery of goods or the performance of services, or any combination thereof, by the Company, having a value in excess of $100.00;

                  (ii) sell, transfer, convey, lease, assign or otherwise dispose of any of its assets or properties;

                  (iii) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have value;

                  (iv) make any changes in its accounting systems, policies, principles or practices;

                  (v) enter into, authorize, or permit any transaction with the Seller or any Affiliate of the Seller;

                  (vi) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise), any of its Securities, or amend any of the terms of any of its Securities;

                  (vii) split, combine, or reclassify any shares of its Securities, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its securities, or redeem or otherwise acquire any Securities of the Company or of any other Person;

                  (viii) make any borrowing, incur any debt, or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness;

                  (ix) make any loans, advances or capital contributions to, or investments in, any other Person;

                  (x) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director or officer;

                  (xi) lease or encumber any assets;

                  (xii) authorize or make any capital expenditure;

                  (xiii) make any Tax election or settle or compromise any federal, state, local or foreign Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

                  (xiv) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company or its Affiliates or any of its directors, officers, employees, agents, or shareholders;

                  (xv) settle or compromise any suits or claims the Company may have against any Person, including its Affiliates or any of its directors, officers, employees, agents, or shareholders; or

                  (xvi) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any contract, or pay any amount not required by Law or by any contract.

5.4 CONSENTS AND APPROVALS.

         (a) The Seller shall use their best efforts, and shall cause the Company to use its best efforts, to obtain all consents, approvals, certificates and other documents required in connection with the performance by any such parties of this Agreement and their respective Related Agreements and the consummation of the transactions contemplated hereby and thereby, including all consents and approvals by each party to any of the Contracts referred to in
EXHIBIT 3.3; provided, however, that no contact will be made by the Seller or the Company (or any representative of any of such Parties) with any third party to obtain any such consent or approval except in accordance with a plan previously agreed to by the Buyer.

         (b) The Seller shall, and shall cause the Company to, make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of the Seller, the Company or any of their respective Affiliates pursuant to any applicable Law or contract in connection with this Agreement or any of their respective Related Agreements and the transactions contemplated hereby and thereby, including prompt filings under the HSR Act, if applicable, and expedited submission of all materials required by any Governmental Authority in connection with such filings.

         (c) The Buyer shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of the Buyer or any of its Affiliates pursuant to any applicable Law or contract in connection with this Agreement or any Related Agreement and the transactions contemplated hereby and thereby, including prompt filings under the HSR Act, if applicable and expedited submission of all materials required by any Governmental Authority in connection with such filings.

         (d) The Seller shall, and shall cause the Company to, make all filings, applications, statements and reports to the SEC and the NASD which are required to be made prior to the Closing Date by or on behalf of the Seller, the Company or any of their respective Affiliates pursuant to any applicable Law or contract in connection with this Agreement or any of their respective Related Agreements and the transactions contemplated hereby and thereby, including the prompt and timely filings of Forms 3, 4 and 5 under the Exchange Act, and Form 15c-211 under SEC Section 15(c) under the Exchange Act, and the expedited submission of all materials required by any Governmental Authority in connection with such filings.

5.5 MAINTENANCE OF INSURANCE.

         The Seller shall cause the Company to continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

5.6 RESIGNATION OF OFFICERS AND DIRECTORS.

         The Seller shall cause each officer and member of the Board of Directors of, and each trustee or fiduciary of any plan or arrangement involving employee benefits of, the Company, if so requested by the Buyer, to tender his resignation from such position effective as of the Closing Date.

5.7 BANK ACCOUNTS.

          Prior to, and, then, on the day of the Closing, the Seller will arrange:

         (a) for the Company's then current bank account to be closed;

         (b) for all funds from said bank account to be transferred into a bank account to be selected by the Buyer; and

         (c) for the delivery of all bank account statements and records pertaining to the Company's (former) bank account to the Buyer.

5.8 SUPPLEMENTAL INFORMATION.

         (a) From time to time prior to the Closing Date, the Seller and the Company will promptly disclose in writing to the Buyer any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the Buyer or which would render inaccurate any of the representations, warranties or statements set forth herein.

         (b) From time to time prior to the Closing Date, the Buyer will promptly disclose in writing to the Seller any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the Seller or which would render inaccurate any of the representations, warranties or statements set forth in ARTICLE IV hereof.

         (c) No information provided to a Party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or the Related Agreements.

5.9 NON-COMPETITION.

         The Seller agrees that the following provisions of this Section are intimately linked to the other transactions contemplated by this Agreement, and the Seller acknowledges that the Buyer would not enter into this Agreement without the Seller agreeing to be bound by the following provisions from the date hereof until the "Ending Date", as hereinafter defined:

         (a) Except as expressly approved (which approval shall not be unreasonably withheld) by the Buyer, the Seller agrees that until August 27, 2003 (the "Ending Date") that he shall not, directly or indirectly,

                  (i) except as an officer or employee of the Company (or any successor corporation into which it may be merged or consolidated), engage in, control, advise, manage, serve as a director, officer, or employee of, act as a consultant to, provide any funds for, receive any economic benefit from, have any financial interest in (except investment in not more than 2% of any class of securities of any publicly traded Company) or exert any influence upon (whether by guarantee, loan or otherwise), any business which conducts activities in the Territory (as hereinafter defined) similar to those conducted by the Company provided that this restriction shall not apply to any activity in connection with a business that does not actually or potentially compete with the activities of the Company;

                  (ii) except in connection with any duties as an officer or employee of the Company, solicit, divert or attempt to solicit or divert any party who is or was a customer or supplier of the Company, provided that this restriction shall not apply to any activity on behalf of a business that does not actually or potentially compete with the activities of the Company;

                  (iii) employ, solicit for employment or encourage to leave their employment, in each case, either as an employee, agent or representative, any person who was during the two-year period prior to such employment, solicitation or encouragement or is an officer, employee, agent or representative of the Company;

                  (iv) disturb, or attempt to disturb, any business relationship between any third party and the Company; or

                  (v) make any statement to any third party, including the press or media, likely to result in adverse publicity for the Company.

         (b) In the event of actual or threatened breach of the provisions of this Section, the Buyer, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining the Seller, as appropriate, from such conduct.

         (c) If at any time any of the provisions of this Section shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this Section shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Seller expressly agrees that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         (d) The provisions of this Section shall be in addition to, and not in limitation of, any other provisions contained in any other agreement restricting competition by the Seller.

         (e) The Seller shall not, directly or indirectly,

                  (i) disclose, or

                  (ii) use for their own benefit, or for the benefit of any other Person (other than, in the case of (A) below, the Company or an Affiliate of the Company),

                           (A) any secret or confidential information, customer
                  lists, supplier information, or any other data of or pertaining to the Company or to any Affiliate of the Company, their respective businesses or financial affairs, or their products which are not a matter of public knowledge, or

                           (B) any Buyer Confidential Information (collectively,
                  the "Confidential Information").

         (f) The Seller agrees that upon the request of the Company on or after the Closing Date, he will immediately deliver to the Company all original papers, books, manuals, lists, correspondence and documents containing or relating to the Confidential Information, together with all copies thereof, except that the Seller may keep copies of such materials as shall be necessary to permit the Seller to prepare his tax returns or to comply with any other legal requirements.

5.10 EXCLUSIVITY.

         (a) Neither the Seller, nor the Company, nor any of their respective directors, officers, employees, representatives, agents or Affiliates shall, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any Confidential Information to, or participate in any discussions or negotiations with, any Person (other than the Buyer, and the respective directors, officers, employees, representatives and agents) concerning:

                  (i) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving the Company, or

                  (ii) any purchase or other acquisition by any Person of the Shares, or

                  (iii) any sale, or issuance by the Company of any shares of its Securities.

         (b) The Seller will promptly advise the Buyer of, and communicate to the Buyer, the terms and conditions of (and the identity of the Person making), any such inquiry or proposal received.

5.11 USE OF NAME.

         From and after the Closing Date, neither the Seller nor any of his Affiliates will directly or indirectly use in any manner any trade name, trademark, service mark or logo used by the Company or any word or logo that is similar in sound or appearance.

5.12 TAX INDEMNITY.

         The Sellers, and each of them, agree to jointly and severally indemnify the Buyer against, and agree to hold it harmless from, any and all liabilities for Taxes that have become due and payable or which have accrued with respect to the Company that have not been paid prior to the Closing Date or which have not been reserved on the

Financial Statements. (Any Taxes attributable to the operations of the Company payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes are attributable.)

5.13 TERMINATION OF CERTAIN AGREEMENTS.

         The Seller shall, and the Seller agrees that he shall cause his Affiliates and the Company to, and that his Affiliates and the Company shall, effective as of the Closing Date, without any cost to the Company, terminate, rescind, cancel and render void and of no effect all of the Contracts between the Company, on the one hand, and the Seller or any of his Affiliates, as the case may be (other than the Company), on the other hand, except for those Contracts listed in EXHIBIT 5.13 and those Contracts entered into pursuant to this Agreement.

5.14 SELLER NOT TO INHIBIT.

         Neither the Seller nor the Company will take any action (nor omit to take any action) which would adversely affect the ability of the Seller to sell and convey the Shares to the Buyer or adversely affect the business or business prospects of the Company.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

         The obligations of the Buyer under ARTICLE II of this Agreement are subject to the satisfaction or waiver by the Buyer of the following conditions precedent on or before the Closing Date unless otherwise specified:

6.1 WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING DATE.

         The representations and warranties of the Seller and the Company contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as at the Closing Date with the same force and effect as though made by the Seller and the Company on the Closing Date.

6.2 COMPLIANCE WITH AGREEMENTS AND COVENANTS.

         The Seller and the Company shall have performed and complied with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

6.3 CONSENTS AND APPROVALS.

         The Buyer shall have received written evidence satisfactory to the Buyer that all consents and approvals required for the consummation of the transactions contemplated hereby or the ownership and operation by the Buyer of the Company and its business have been obtained, and all required filings have been made, including those set forth on EXHIBIT 3.3.

6.4 EXPIRATION OF HSR WAITING PERIOD (IF ANY).

         The applicable waiting period, if any, under the HSR Act shall have expired or been earlier terminated without action by the justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

6.5 DOCUMENTS.

         The Buyer shall have received all of the agreements, documents and items specified in SECTION 8.2.

6.6 OPINION OF COUNSEL.

         The Buyer shall have received the written opinions, dated as at the Closing Date, from Ann Porath, Esq., Wellington Country Plaza, Suite 209, 12773 Forrest Hill Boulevard, Wellington, Florida 33414, counsel to the Seller and to the Company, to the effect that:

         (a) The Company has been duly incorporated and is existing as a corporation in good standing under the laws of Delaware.

         (b) The Company is legally authorized to carry on its business under the laws of Delaware.

         (c) The Shares have been duly issued and are fully paid and nonassessable.

         (d) The Seller and the Company have the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein, the Seller has full power and authority to sell, assign, or transfer the Shares, and delivery of such shares to the Buyer will transfer to the Buyer title thereto free and clear of all liens, pledges, encumbrances, security interests, or claims.

         (e) This Agreement has been duly executed and delivered by the Seller and the Company, and this Agreement constitutes the legal, valid and binding obligation of the Seller and of the Company enforceable against the Company and the Seller in accordance with its respective terms.

         (f) The approval of the shareholders of the Company is not required in order for the Seller or for the Company to consummate the transactions contemplated herein.

         (g) The execution, delivery and performance of this Agreement by the Company and the Seller, and the consummation of the transactions contemplated hereby, will not:

                  (i) violate any provisions of the Articles of Incorporation, as amended, or the By-laws of the Company;

                  (ii) violate any provision of applicable Law or rule or regulation of any Governmental Authority;

                  (iii) permit any Governmental Authority to impose any restrictions or limitations of any nature on any of the Seller or the Company or the Buyer with respect to the transactions contemplated hereby;

                  (iv) violate, conflict with, or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party or Person the right to terminate, or constitute a default under, any contract or other agreement to which the Company or the Selling Shareholder is a party or by or to which it or they or any of their assets or properties may be bound or subject;

                  (v) violate any order, judgment, injunction, award or decree of any court, arbitrator or Governmental Authority against, or binding upon, the Company or the Selling Shareholder or to which any of their assets or properties may be bound or subject;

                  (vi) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of the Seller or the Company; or

                  (vi) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which either the Seller or the Company are a party or by means of which either of them or any of their properties may be bound or subject;

         (h) As at the date of this Agreement, and, as at the date of the Closing,

                  (i) the Seller had, has, and will have, full and valid title and control of the Shares;

                  (ii) there was, is, and will be no existing impediment or encumbrance to the sale and transfer of such Shares to the Buyer;

                  (iii) and on delivery to the Buyer of the Shares:

                           (A) all of the Shares will have been, are, and will
                  be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any shareholder of the Company;

                           (B) all of the Shares will have been, are, and will
                  be legally and validly issued in material compliance with all applicable Laws;

                           (C) all of the Shares will have been, are, and will
                  be fully paid and non-assessable shares, and all the Shares have all been, are, and will be issued under duly authorized resolutions of the Board of Directors of the Company.

         (i) Since August 16, 2000, through the Closing Date, the Company and the Seller have timely filed all forms, reports and documents with the SEC required to be filed by it and them (all of the foregoing having been filed prior to the date hereof), including but not limited to:

                  (i) any filings required in connection with or pursuant to Regulation D, as applicable;

                  (ii) any Forms 3, 4 and 5 required to be filed pursuant to the Exchange Act; and

                  (iii) all exhibits included therein and financial statements and schedules thereto and documents;

         (j) Since August 16, 2000, through the Closing Date, the Company and the Seller have timely filed all forms, reports and documents with the NASD required to be filed by it and them (all of the foregoing having been filed prior to the date hereof), including but not limited to, Form 15c-211.

         (k) The Company was not, has not been, and is not, at any time, an "Investment Company" as the term is generally interpreted.

         (l) The sale of the Shares by the Seller will not will not give rise to any dissenting shareholders' rights under Section 262 of the General Corporation Law of the State of Delaware, the Company's Articles of Incorporation or By-laws, or otherwise.

         (m) The acquisition of the Shares by the Buyer, and the sale of the Shares by the Seller will not be subject to the "Interested Stockholder" Statute set forth in Section 203 of the General Corporation Law of the State of Delaware.

         (n) The offer, issue, sale, and delivery of the Shares under the circumstances contemplated by the Agreement constitute exempted transactions under the Securities Act, and registration of the Shares under the Securities Act is not required in connection with any such offer, issue, sale, or delivery of such Shares.

         (o) After reasonable investigation, such counsel has no actual knowledge of any litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to the Seller or any of his business, properties, or assets or with respect to the Company that:

                  (i) can reasonably be expected to result in any "Company Adverse Change" or cause any "Company Adverse Effect" (as the terms are defined in the Agreement) in the financial condition, results of operations, business, properties, liabilities, or future prospects of the Company, or

                  (ii) seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by the Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.

         (p) The Company is not in default with respect to any listing requirements or trading privileges or policy statements of the SEC or of the NASD or of any other Governmental Authority. There are no investigations pending or threatened against the Company by the SEC or by the NASD or by any other Governmental Authority which would threaten or jeopardize its trading status or listing privileges, and there is no reason whatsoever for the Seller or the Company to suspect otherwise, irrespective of whether or not the Seller or the Company believes such rules or regulations, or such investigations, pose such a threat to its trading status or listing privileges.

6.7 ACCOUNTANT'S LETTER.

         The Buyer shall have received letters, dated as at the Closing Date, from Miller and McCollom, Certified Public Accountants, the independent certified public accountants to the Company, to the effect that:

         (a) that they are, and during the period covered by their report(s) relating to the Latest Financial Statements defined in this Agreement and referred to in SECTION 3.6 thereof, they were, independent certified public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder, and that, on the basis of procedures (but not an examination made in accordance with GAAP) which consisted of a reading of the latest available unaudited interim financial statements of the Company dated August 24, 2000, a reading of the latest available Minutes of the Meetings of the Stockholders and of the Boards of Directors of the Company, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that:

                  (i) the Latest Financial Statements of the Company referred to in SECTION 3.6 of this Agreement were not prepared in accordance with generally accepted accounting principals consistent in all material respects with those followed in the preparation of the audited Financial Statements of the Company referred to in SECTION 3.6, or are not a fair presentation of the information purported to be shown;

                  (ii) there was any change in the capital stock or debt of the Company or any decrease in the net current assets or stockholders's equity of the Company as of the date of the latest available monthly financial statements of the Company as of a specified date not more than three Business Days prior to the date of such letter from Miller and McCollom, each as compared with the amounts shown in the Latest Financial Statements, other than as disclosed in this Agreement or any change or decrease [which shall be set forth in such letter from Miller and McCollom, which the Purchaser in its sole discretion shall accept;

                  (iii) there was any decrease in consolidated net sales, net earnings, or net earnings per share (on a primary or a fully diluted basis) of the Common Stock of the Company since the Latest Financial Statements Date, each as compared with the corresponding period in August 24, 2000, other than as disclosed in the Agreement or any decrease, which the Buyer in its sole discretion shall accept.

6.8 DELIVERY OF EXHIBITS.

         All exhibits respecting the Company and/or the Seller or either of them have been, or shall be, delivered in final form at least three Business Days prior to the Closing Date (not counting the Closing Date itself as one of such days) and no such exhibit contains or reflects a Company Adverse Change from the last previous draft of such exhibit or, if none, the last oral discussion or written memorandum respecting such exhibit or schedule.

6.9 NO ADVERSE CHANGE.

         No Company Adverse Change shall have occurred, and no event shall have occurred which, in the judgment of the Buyer, is reasonably likely to have a Company Adverse Effect.

6.10 ACTIONS OR PROCEEDINGS.

         No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which:

         (a) might have a Company Adverse Effect, or

         (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby or any integration of any operations of the Company with those of the Buyer and its Affiliates.

6.11 OBTAINMENT OF FINANCING.

         The obligation of the Buyer to consummate the transactions contemplated by, and with which to comply with the undertaking made by it under, this Agreement shall be conditioned upon its ability to obtain financing with which to do so. Consequently, if the Buyer is unable to obtain financing in an amount and on terms it, in its sole discretion, deems sufficient (i) to purchase the Shares, or (ii) to consummate the transactions contemplated by this Agreement, or (iii) to otherwise comply with the undertakings made by it under this Agreement, then (iv), the Buyer shall have no obligation to do so, and (v), neither the Seller nor the Company shall have any rights or recourse whatsoever against the Buyer and its Officers, Directors, and Shareholders.

                                   ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

         The obligations of Seller under ARTICLE II of this Agreement are subject to the satisfaction or waiver by the Seller of the following conditions precedent on or before the Closing Date:

7.1 WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING DATE.

         The representations and warranties of the Buyer contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as at the Closing Date with the same force and effect as though made by the Buyer on the Closing Date.

7.2 COMPLIANCE WITH AGREEMENTS AND COVENANTS.

         The Buyer shall have performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

7.3 EXPIRATION OF HSR WAITING PERIOD (IF ANY).

         The applicable waiting period, if any, under the HSR Act shall have expired or have been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of this Agreement.

7.4 DOCUMENTS.

         The Seller shall have received all of the agreements, documents and items specified in SECTION 8.3.

7.5 ACTIONS OR PROCEEDINGS.

          No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby or any integration of any operations of the Company with those of the Buyer and its Affiliates.

7.6 CONSENTS AND APPROVALS.

         The Seller shall have received written evidence satisfactory to the Seller that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including those set forth in EXHIBIT 4.3.

                                  ARTICLE VIII

                                   THE CLOSING

8.1 THE CLOSING.

         (a) The Closing shall be scheduled to occur at 1:00 pm at the offices of:

                            Novack Burnbaum Crystal,  LLC
                            10th Floor
                            300 East 42 nd Street
                            New York, New York 1001

on the later of:

                  (i) August 27, 200, or

                  (ii) on such later date as the Parties hereto shall mutually agree.

         (b) The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

8.2 DELIVERIES BY THE SELLER.

         At the Closing, in addition to any other documents or agreements required under this Agreement, the Seller shall deliver to the Buyer the following:

         (a) Certificates evidencing all of the Shares, which certificates shall be duly endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Seller's expense, together with such other duly executed instruments or documents as may be reasonably requested by the Buyer in order to consummate the transactions contemplated by this Agreement, including a letter, in the form set forth in EXHIBIT 8.2(A), from the Company's Transfer Agent to the Seller acknowldeging the existrence of this transaction and agreeing that it, the Transfer Agent, will, upon presentation of the Certificates representing the Shares, re-issue these Certificates in the name of, or pursuant to, the instructions of the Buyer.

         (b) The written resignations of the persons listed in EXHIBIT 8.2(B) as directors and officers of the Company;

         (c) Evidence, in form satisfactory to the Buyer, that all consents and approvals referred to in EXHIBIT 3.3 have been obtained;

         (d) Except for those Liens specified on EXHIBIT 8.2(D) attached hereto, a written statement from each Person holding a Lien upon any of the assets of the Company, or upon any Shares, confirming the repayment of the indebtedness secured thereby and the release as of the Closing Date of:

                  (i) such Lien, and

                  (ii) all obligations under any and all Contracts relating thereto;

         (e) A certificate dated as at the Closing Date of the Seller certifying as to the compliance by the Seller and the Company as the case may be, with SECTIONS 6.1 and 6.2;

         (f) The Certificates of Incorporation or similar instruments of the Company certified by the Secretary of State or equivalent Person of the jurisdiction of incorporation of the Company, and Bylaws or similar instruments of the Company, certified by the Secretary of the Company;

         (g) Certificates of Good Standing for the Company from the State of Delaware;

         (h) An opinion, dated at the Closing Date, of Ann Porath, Esq., counsel for the Seller and the Company, substantially in the form attached hereto as
EXHIBIT 6.8;

         (i) An opinion, dated at the Closing Date, of Miller and McCollom, Certified Public Accountants to the Company, substantially in the form attached hereto as EXHIBIT 6.9;

         (j) Estoppel certificates from [Name of Creditor, Contracting Party, Landlord, etc__________________________________________________] substantially in the forms attached hereto as Exhibit ____________; and

         (k) A certificate of the Company's Secretary certifying Resolutions of the Board of Directors of the Company approving this Agreement, the Company's Related Agreements, and the transactions contemplated hereby and thereby, together with an Incumbency and Signature Certificate regarding the officer(s) signing on behalf of the Company.

8.3 DELIVERIES BY THE BUYER.

         At the Closing, the Buyer shall deliver to the Sellers the following:

         (a) the sum of $300,000.00, by U.S. Bank check or Wire Transfer, payable to the order of each of the Sellers in the amount set forth opposite his and its names as set forth in EXHIBIT 2.1;

         (b) the sum of $50,000.00, by U.S. Bank check or Wire Transfer, payable to the order of the Escrow Agent for deposit into the Escrow Account;

         (c) A certificate, dated at the Closing Date, of an executive officer of the Buyer, certifying as to compliance by the Buyer as the case may be, with SECTIONS 7.1 and 7.2;

         (d) Certificates of the Buyer's Secretary certifying Resolutions of the Board of Directors approving this Agreement, the Buyer's Related Agreements, and the transactions contemplated hereby and thereby, together with an Incumbency and Signature Certificate regarding the officer(s) signing on behalf of the Buyer;

         (e) Evidence, in form satisfactory to the Seller, that all consents and approvals referred to in EXHIBIT 4.3 have been obtained.

                                   ARTICLE IX

                                   TERMINATION

9.1 TERMINATION.

         This Agreement may be terminated at any time on or prior to the Closing
Date:

         (a) By the mutual consent of the Seller and the Buyer;

         (b) By the Seller or the Buyer, if the Closing shall not have taken place on or before August 24, 2001; provided however, that the right to terminate this Agreement under this SECTION 9.1(B) shall not be available to any Party whose wilful failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

         (c) By the Buyer, if there shall have been a breach of any covenant, representation or warranty or other agreement of the Seller or of the Company hereunder, and such breach shall not have been remedied within ten Business Days after receipt by the Seller of a notice in writing from the Buyer specifying the breach and requesting such be remedied; or

         (d) By the Seller [or any one of them], if there shall have been a breach of any covenant, representation or warranty or other agreement of the Buyer hereunder, and such breach shall not have been remedied within ten Business Days after receipt by the Buyer of notice in writing from the Seller specifying the breach and requesting such be remedied.

9.2 EFFECT OF TERMINATION.

         If this Agreement is terminated pursuant to SECTION 9.1, all obligations of the Parties hereunder shall terminate, except for the obligations set forth in SECTIONS 5.2(B) and (C), 11.1, 11.11 and 11.12, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior wilful breach of this Agreement.

                                    ARTICLE X

                                 INDEMNIFICATION

10.1 SURVIVAL.

         Except as otherwise specified, the representations and warranties of the Seller contained herein shall survive the Closing for a period expiring at the close of business on the date that is 365 days after the Closing Date (the "Survival Date") except that:

         (a) Tax Warranties shall survive until the Tax Statute of Limitations Date; and

         (b) Title and Authorization Warranties shall survive forever.


10.2 INDEMNIFICATION BY SELLERS.

         Each Seller agrees, jointly and severaly, to indemnify the Buyer against, and each Seller agrees to hold it harmless from, any and all Losses or claims incurred or suffered by it relating to or arising out of or in connection with any of the following (collectively, "Claims"):

         (a) any misrepresentation, breach of warranty, or any inaccuracy in any representation or warranty made by the Seller or the Company in this Agreement or in any document, certificate, or affidavit delivered by the Seller or the Company pursuant to the provisions of this Agreement or the Related Agreements; or

         (b) any breach of or failure by the Seller or the Company to perform any covenant or obligation of such party set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Closing; or

         (c) any liability, obligation, or commitment of any nature (absolute, accrued, contingent, or other) to any Person, including the Buyer,

                  (i) of the Company; or

                  (ii) of the Seller, insofar as it effects his rights and duties with respect to his ownership of, and the sale and conveyance of the Shares, or with respect to the operation of the business of the Company;

         (d) any Environmental Expenses, any Environmental claims, any Environmental Conditions, or any violation of Environmental Requirements; or

         (e) any regulatory proceeding, action or suit [including any investigation(s) in connection therewith] brought with respect to occurrences, events, or matters occurring, taking place, or accruing prior to the Closing Date.

10.3 CLAIMS.

         (a) The provisions of this Section shall be subject to SECTION 10.4.

         (b) Promptly (and in any event within 5 days after the service of any citation or summons) after becoming aware of a claim for indemnification under this Agreement, the Indemnified Person shall give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby.

         (c) If the Indemnifying Person does not object in writing to such claim within 20 days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the 25th day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted.

         (d) If the indemnifying Person agrees that he has an indemnification obligation but states that he is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the 25th day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

         (e) In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of Two Times Prime from, and including, the 25th day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

10.4 NOTICE OF THIRD-PARTY CLAIMS; ASSUMPTION OF DEFENSE.

         (a) Promptly (and in any event within 5 days after the service of any citation or summons) after becoming aware of any claim or the commencement of any suit, action or proceeding made or brought by any Person not a party hereto, in respect of which indemnity may be sought under this Agreement, the Indemnified Party shall give notice thereof to the Indemnifying Party; provided, however, that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby.

         (b) The Indemnifying Person may, at its own expense,

                  (i) participate in the defense of any claim, suit, action or proceeding, and

                  (ii) upon notice to the Indemnified Person and the delivery by the Indemnifying Person to the Indemnified Person of a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof, provided that:

                  (iii) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person; and

                  (iv) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding.

         (c) If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person.

         (d) If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding, and the Indemnifying Person shall pay the fees and disbursements of such separate counsel.

         (e) Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the Parties hereto shall cooperate in the defense or prosecution thereof.

10.5 SETTLEMENT OR COMPROMISE.

         (a) Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent.

         (b) The Indemnified Person will give the Indemnifying Person at least 30 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of un-indemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

10.6 FAILURE OF INDEMNIFYING PERSON TO ACT.

         In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

10.7 CLAIMS AGAINST ESCROW.

         The Buyer may, but shall not be obligated to, direct that the Escrow Agent, pursuant to the Escrow Agreement, pay to the Buyer, from time to time, any amount that may be payable by the Seller to the Buyer under this ARTICLE X , and the Seller shall, promptly upon being requested to do so by the Buyer, join in any written direction to the Escrow Agent pursuant to the Escrow Agreement.

         The rights of the Buyer to look to the Escrow Agreement for satisfaction of part or all of any claims or Losses that it may have against the Seller under this Agreement are supplementary to, and not a limitation upon, its rights and remedies to proceed directly against the Seller in respect of such claims or Losses; provided, however, that any claim or Loss satisfied in part or in whole by a distribution to the Buyer of funds from the Escrow Agreement shall, to that extent, reduce the claim of the Buyer against the Seller under this Agreement.

10.8 TAX CHARACTER.

         The Seller and the Buyer agree that any payments pursuant to this
ARTICLE X will be treated for federal and state income tax purposes as adjustments to the purchase price of the Shares, and that they will report such payments on all Tax Returns consistently with such characterization.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1 EXPENSES.

         (a) The Seller shall pay all expenses of the Seller and the Company (including attorneys' fees and expenses), and the Buyer shall pay all expenses of the Buyer (including attorneys' fees and expenses), in each case incurred in connection with this Agreement and the transactions contemplated hereby.

         (b) The Seller shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Shares.

11.2 AMENDMENT.

         This Agreement may be amended, modified or supplemented but only in writing signed by each of the Parties hereto.

11.3 NOTICES.

         (a) Any notice, request, instruction or other document required by the terms of this Agreement to be given to any other Party hereto shall be in writing and shall be given either

                  (i) by telephonic facsimile, in which case notice shall be presumptively deemed to have been given at the date and time displayed on the sender's transmission confirmation receipt showing the successful receipt thereof by the recipient;

                  (ii) by hand delivery or Federal Express or other method in which the date of delivery is recorded by the delivery service, in which case notice shall be presumptively deemed to have been given at the time that records of the delivery service indicate the writing was delivered to the addressee;

                  (iii) by prepaid telegram, in which case notice shall be presumptively deemed to have been given at the time that the records of the telegraphic agency indicate that the telegram was telephoned or delivered to the recipient or addressee, as the case may be; or

                  (iv) by U.S. mail to be sent by registered or certified mail, postage prepaid, with return receipt requested, in which case notice shall be presumptively deemed to have been given forty-eight (48) hours after the letter was deposited with the United States Postal Service.

         (b) Notice shall be sent:

                  (i) If to the Buyer, to:

                           Christopher Astrom, President
                           VAOW Acquisition Corp.
                           c/o National Residential Properties, Inc,
                           2921 NW 6th Avenue
                           Miami, Florida 33127
                           Telephone Number:           (305) 573-8882
                           Facsimile Telephone Number: (305) 571-8357 with a copy (which shall not constitute notice) to:

                  Guy K. Stewart, Jr., Esq.
                  1701 South Flagler Drive
                  Number 1408
                  West Palm Beach, Florida 33401
                  Telephone Number:           (561) 659-1810
                  Facsimile Telephone Number: (561) 659-1810

         (ii)  If to the Company, to:

                  Peter Porath, President
                  Vacation Ownership Marketing, Inc.
                  444 Park Forrest Way
                  Wellington, Florida 33414
                  Telephone Number:           (516) 307-0628
                  Facsimile Telephone Number: (561) 790-3519

         and to:

                  Michael Schumacher, Secretary
                  2525   15th Street
                  Suite  3-H
                  Denver, Colorado
                  Telephone Number:           (303) 619-1604
                  Facsimile Telephone Number: (303) 480-5037

         with a copy (which shall not constitute notice) to:

                  Anthony Michel Santos, Esq.,
                  2654 West Horizon Ridge Parkway
                  Suite B-3, Telephone Number (702) 938-0608
                  Facsimile Telephone Number  (702) 269-0959

         (iii)  If to the Sellers, to:

                  Peter Porath
                  444 Park Forrest Way
                  Wellington, Florida 33414
                  Telephone Number:           (516) 307-0628
                  Facsimile Telephone Number: (561) 790-3519

         and to

                  Michael Schumacher, President
                  Prime Rate Income & Dividend Enterprises, Inc.
                  2525   15th Street
                  Suite  3-H
                  Denver, Colorado
                  Telephone Number:           (303) 619-1604
                  Facsimile Telephone Number: (303) 480-5037 with a copy (which shall not constitute notice) to:

                  Anthony Michel Santos, Esq.,
                  2654 West Horizon Ridge Parkway
                  Suite B-3, Telephone Number (702) 938-0608
                  Facsimile Telephone Number  (702) 269-0959


                  (iv) or to such other address as a Party may have specified in writing to the other Parties using the procedures specified above in this Section.

11.4 EFFECT OF INVESTIGATION.

         (a) Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of the Buyer shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, the Seller or the Company made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by the Buyer.

         (b) Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of the Seller or the Company shall not limit, qualify, modify or amend the representations, warranties and covenants of, or indemnities by, the Buyer made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by the Seller or the Company.

11.5 WAIVERS.

         (a) The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.

         (b) No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

11.6 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.7 INTERPRETATION.

         (a) The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

         (b) The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation", respectively.

         (c) Underscored references to Articles, Sections, Subsections or Exhibits shall refer to those portions of this Agreement.

         (d) Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto.

         (e) No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein.

         (f) A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

11.8 ASSIGNMENT.

         (a) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective estates, heirs, legal representatives, successors and assigns.

         (b) No assignment of any rights or obligations hereunder may be made by the Seller or by the Company without the prior written consent of the Buyer.

         (c) The Buyer may freely assign its rights and obligations hereunder without the consent of the Seller or of the Company, and upon such assignment, the rights and obligations of the Buyer under this Agreement shall be binding upon and inure to the benefit of the Buyer's Assignee or its Successor in interest, as the case may be.

11.9 NO THIRD-PARTY BENEFICIARIES.

         This Agreement is solely for the benefit of the Parties hereto and, to the extent provided herein, their respective estates, heirs, successors, Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

11.10 PUBLICITY.

         Prior to the Closing Date, except as required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by the Buyer, the Seller, the Company or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of the Buyer and the Seller, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions.

11.11 LIQUIDATED DAMAGES.

         (a) If, prior to the Closing, the Buyer materially fails to meet its obligations under this Agreement or fails to close on the transactions contemplated hereby, unless the Buyer, as the case may be, is entitled not to close pursuant to the terms hereof, the Seller may lawfully terminate this Agreement in accordance with the notice and lapse of time requirements of SECTION 9.1(D), and if this Agreement is so terminated, an aggregate of $10,000.00 shall be payable by the Buyer to the Seller, all as liquidated damages to Seller, and such payments shall be the sole remedy prior to the Closing of the Seller and the Company for such failure by the Buyer and shall only be available as a remedy prior to the Closing.

11.12 FURTHER ASSURANCES.

         Upon the reasonable request of the Buyer, the Seller will on and after the Closing Date execute and deliver to the Buyer such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to the Buyer of, and to vest fully in the Buyer title to, the Shares, and to otherwise carry out the purposes of this Agreement.

11.13 SEVERABILITY.

         If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforce ability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

11.14 REMEDIES CUMULATIVE.

         Unless otherwise specified, the remedies provided in this, Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

11.15 ENTIRE UNDERSTANDING.

         This Agreement and the Related Agreements set forth the entire agreement and understanding of the Parties hereto and supersede any and all prior agreements, arrangements and understandings among the Parties.

11.16 BROKERS.

         (a) The Seller represents that no other broker or finder was engaged by them, or has acted on their behalf, in connection with this Agreement or the transactions contemplated hereby.

         (b) In the event of a claim for brokerage, he Seller shall be solely responsible for paying the same, and the Seller agrees to indemnify and hold the Buyer harmless from and against any claim by any other broker or finder who alleges that it acted on any Party's behalf for any fee, commission or payment resulting from, or arising out of, the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

11.17 APPLICABLE LAW; RESOLUTION OF DISPUTES; VENUE.

         (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without giving effect to the, principles of conflicts of Law thereof.

         (b) The Parties hereto irrevocably agree and consent that all disputes concerning this Agreement and the Related Agreements or any claim or issue of any nature (whether brought by the Parties hereto or by any other person whatsoever) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in Miami-Dade County, Florida, which arbitration will proceed in accordance with the rules of the American Arbitration Association (or any successor organization thereto) then in force for resolution of commercial disputes.

         (c) The Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself, the decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction.

         (d) Each entity or Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals).

11.18 JURISDICTION OF DISPUTES; WAIVER OF JURY TRIAL.

         In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the Parties to this Agreement hereby:

         (a) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth here in for communications to such party;

         (b) agree that any service made as provided herein shall be effective and binding service in every respect; and

         (c) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law; and

         EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                            THE BUYER:

                                            VAOW ACQUISITION CORP.



                                            By:
---------------------------------               --------------------------------
                                                Richard Astrom, President



                                            By:
---------------------------------               --------------------------------
                                                Christoper Astrom, Secretary



                                            THE COMPANY:

                                            VACATION OWNERSHIP MARKETING, INC.



                                            By:
---------------------------------               --------------------------------
                                                Peter Porath, President



                                            By:
---------------------------------               --------------------------------
                                                Mick Schumacher, Secretary



                                            THE SELLERS:

                                            PETER PORATH



                                            By:
---------------------------------               --------------------------------
                                                Peter Porath


                                            ANN PORATH


                                            By:
---------------------------------               --------------------------------
                                                Ann Porath



                                            PRIME RATE INCOME &
                                            DIVIDEND ENTERPRISES, INC.



                                            By:
---------------------------------               --------------------------------
                                                Michael Schumacher, President



                                            By:
---------------------------------               --------------------------------
                                                                    ,Secretary




                      EXHIBITS BEGIN ON THE FOLLOWING PAGE.

                                                                     EXHIBIT 2.1



                                            Certificate                Number of             Cash Amount
Name of Seller                                Number              Shares to be Sold          to be Paid
--------------                              -----------           -----------------          ----------
Peter J. Porath                               10908-2                 396,925               $ _________

Peter J. Porath & Ann Porath,
Tenants by the Entireties                     10919-9                 496,925               $ _________

Peter J. Porath & Ann Porath,
Tenants by the Entireties                     10920-7                 432,209               $ _________

Prime Rate Income & Dividend
Enterprises, Inc. (Indicated as
"Prime Rate Income" on the
Certificate.)                                 10917-3               8,176,664               $ _________


                                                                     EXHIBIT 3.3


MILLER AND McCOLLOM
   CERTIFIED PUBLIC ACCOUNTANTS
   7400 WEST 14TH AVENUE, SUITE 10              TELEPHONE (303)-237-3077
   LAKEWOOD, COLORADO 80215                     FACSIMILE (303)-232-4856
                                                E-MAIL:  rmccollom@attglobal.net
August 27, 2001


VAOW Acquisition Corporation
C/o National Residential Properties, Inc.
2921 NW 6th Avenue
Miami, Florida 33127

Gentlemen

Reference is made to that certain Stock Purchase Agreement (the "Agreement") dated August 27, 2001, by and among VAOW Acquisition Corp., a Delaware corporation (the "Buyer"); Vacation Ownership Marketing, Inc., a Delaware corporation ("VAOW" or the "Company"); Peter Porath, an individual, Michael Schumacher, an Individual, and Prime Rate Income & Dividend Enterprises, Inc. (individually, a "Seller", collectively, the "Sellers"), being the majority Shareholders of the Company, which we have read.

We are, and during the period covered by their report(s) relating to the Latest Financial Statements defined in SECTION 1.1 of the Agreement and referred to in
SECTION 3.6 thereof, we were, independent certified public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder, and that, on the basis of procedures (but not an examination made in accordance with GAAP) which consisted of a reading of the latest available unaudited interim financial statements of the Company dated August 24, 2001 (the "Latest Financial Statements" as defined in SECTION 1.1 of the Agreement), a reading of the latest available Minutes of the Meetings of the Stockholders and of the Boards of Directors of the Company, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to our attention that caused us to believe that:

              (i) the Latest Financial Statements of the Company referred to in
         SECTION 3.6 of the Agreement were not prepared in accordance with generally accepted accounting principles in the United States of America, consistent in all material respects with those followed in the preparation of the audited Financial Statements of the Company referred to in SECTION 3.6, or are not a fair presentation of the information purported to be shown;

              (ii) there has been any change in the capital stock or debts of VAOW, any decrease in the net current assets or stockholders' equity of the Company, or that there was any change in the capital stock or debt of the Company or any decrease in the net current assets or stockholders's equity of the Company since the Latest Financial Statements Date, as defined in SECTION 1.1 of the Agreement, other than as disclosed in the Agreement or any change or decrease, which the Buyer in its sole discretion shall accept;

VAOW Acquisition Corporation
August 27, 2001
Page 2


              (iii) there was any decrease in consolidated net sales, net earnings, or net earnings per share (on a primary or a fully diluted basis) of the Common Stock of the Company since the Latest Financial Statements Date, each as compared with the corresponding period in August 24, 2000, other than as disclosed in the Agreement or any decrease, which the Buyer in its sole discretion shall accept.

Thank you for your assistance in this matter.

Yours truly,

/s/  Miller and McCollom


MILLER AND MCCOLLOM

                                                                     EXHIBIT 6.8


                               GUY K. STEWART, JR.
                                 ATTORNEY AT LAW
                            1701 SOUTH FLAGLER DRIVE
                                   NUMBER 1408
                         WEST PALM BEACH, FLORIDA 33401
                                (561) 659 - 1810

                                                        August 24, 2001
Telephone  (303) 282-4800
Facsimile  (303) 777-2825

Corporate Stock Transfer Inc.
3200 Cherry Creek Drive South
Suite 430
Denver, Colorado 80209

Attention: Christine Welch

Re: Stock Purchase Agreement dated as at August 27, 2001, by and among VAOW Acquisition Corp. (the "Buyer"); Vacation Ownership Marketing, Inc., ("VAOW" or the "Company"); Peter Porath, an individual, and Ann Porath, an individual, and Prime Rate Income & Dividend Enterprises, Inc. (collectively, the "Sellers").

Dear Ms. Welch:

         Pursuant to the Stock Purchase Agreement, the Sellers plan to sell certain of their Shares of the Common Stock, Par Value $0.01 per share, of the Company (the "Sellers' VAOW Shares") to my client, VAOW Acquisition Corp., as follows:

                                          Certificate             Number of
Name of Seller                              Number            Shares to be Sold
--------------                            -----------         -----------------

Peter J. Porath                             10908-2                 396,925

Peter J. Porath & Ann Porath,
Tenants by the Entireties                   10919-9                 496,925

Peter J. Porath & Ann Porath,
Tenants by the Entireties                   10920-7                 432,209

Prime Rate Income & Dividend
Enterprises, Inc. (Indicated as
"Prime Rate Income" on the
Certificate.)                               10917-3               8,176,664

         Enclosed please find true copies of the front side of the Certificates evidencing(1) the Sellers' VAOW Shares. I have been assured by Mr. Porath that the Medallion Guarantee is on the reverse side of each Certificate.

--------------------
(1) Certificates reflect holdings before the recent 1 for 20 Reverse Split.

         Please confirm that, following the Closing(2) of the Stock Purchase Agreement, upon presentation to you of the actual Certificates representing the Sellers' Shares, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Sellers' expense, you will re-issue the shares evidenced by these Certificates pursuant to the instructions of the Buyer's authorized agent, whose name and address are:

                           Christopher Astrom, President
                           VAOW Acquisition Corp.
                           c/o National Residential Properties, Inc,
                           2921 NW 6th Avenue
                           Miami, Florida 33127
                           Telephone Number:           (305) 573-8882
                           Facsimile Telephone Number: (305) 571-8357

         If the foregoing is acceptable, kindly execute this letter in the space indicated to acknowledge your agreement to act in accordance with this request and fax the same back to me. Should you have any questions concerning this matter, please contact me at (561) 659-1810, which is also my fax number. Since the Closing is set for Monday, I would appreciate it if you attend this at your very earliest convenience. Thank you for your cooperation.

                                          Yours truly,


                                          Guy K. Stewart, Jr.
ACKNOWLEDGED AND AGREED:
Corporate Stock Transfer Inc.
3200 Cherry Creek Drive South
Suite 430
Denver, Colorado 80209      By: ____________________      Dated: August __, 2001
                                    President


-------------------
(2) To occur at 1:00 pm at the offices of:


                                    Novack Burnbaum Crystal,  LLC
                                    10th Floor
                                    300 East 42nd Street
                                    New York, New York 1001
                                    (212) 682-4002

                                                                  EXHIBIT 8.2(b)

                                  RESIGNATIONS

                                                                  EXHIBIT 8.2(d)